SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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COMPREHENSIVE CARE CORPORATION
(Name of Registrant as Specified in its Charter)

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COMPREHENSIVE CARE CORPORATION

3405 W. Dr. Martin Luther King, Jr. Blvd., Suite 101

Tampa, Florida 33607

(813) 288-4808

NOTICE BY ACTION OF

WRITTEN CONSENT OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Notice and the accompanying Information Statement is being furnished by the Board of Directors of Comprehensive Care Corporation, a Delaware corporation (the “Company,” “us,” “we,” and “our”), to holders of record of our common stock, $0.01 par value per share (the “Common Stock”), and our Series C Convertible Preferred Stock, par value $50.00 per share (“Series C Convertible Preferred Stock”), as of the close of business on November 18, 2011, the date our Board of Directors has set for determining our stockholders entitled to notice of the actions described below, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. The purpose of the accompanying Information Statement is to inform our stockholders of certain actions that were taken by the written consent of holders of a majority of our outstanding voting stock, voting together as a single class, and our Series C Convertible Preferred Stock, voting as a separate class (the “Written Consent”). The Information Statement accompanying this Notice shall also serve as the notice required by Section 228(e) of the General Corporation Law of the State of Delaware.

The actions taken by the majority stockholders pursuant to the Written Consent will not become effective until at least 20 days after the initial mailing of this Notice and the accompanying Information Statement to our other stockholders. In addition, the increase in the amount of authorized shares of our Common Stock will not become effective until a Certificate of Amendment with the Secretary of State of the State of Delaware is filed, which will occur at least 20 days after the initial mailing of this Notice and the accompanying Information Statement.

No action is required by you. The accompanying Information Statement is furnished only to inform our stockholders of the actions taken pursuant to the Written Consent before such actions can be affected in accordance with Rule 14c-2 promulgated under the Securities Act of 1934, as amended. This Notice and the accompanying Information Statement are being mailed to you on or before December 23, 2011.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED IN THE ACCOMPANYING INFORMATION STATEMENT.

PLEASE NOTE THAT A MAJORITY OF THE COMPANY’S STOCKHOLDERS HAVE VOTED TO APPROVE THE MATTERS DESCRIBED IN THE ACCOMPANYING INFORMATION STATEMENT. THE VOTES HELD BY THE MAJORITY STOCKHOLDERS ARE SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR THESE MATTERS AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THE MATTERS DESCRIBED IN THE ACCOMPANYING INFORMATION STATEMENT.

By order of the Board of Directors:

/s/ Clark A. Marcus
Clark A. Marcus
Chairman and Chief Executive Officer

Dated: December 22, 2011

COMPREHENSIVE CARE CORPORATION

3405 W. Dr. Martin Luther King, Jr. Blvd., Suite 101

Tampa, Florida 33607

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTORY STATEMENT

Comprehensive Care Corporation (the “Company,” “us,” “we,” and “our”) is a Delaware corporation with principal executive offices located at 3405 W. Dr. Martin Luther King, Jr. Blvd., Suite 101, Tampa, Florida 33607. Our telephone number is (813) 288-4808.

At the request of our Board of Directors, we are sending this Information Statement to our stockholders to notify you about action taken by the holders of 57.9% of our outstanding voting capital stock, voting together as a single class on an as-converted basis, and by 70.8% of the holders of our outstanding Series C Preferred Stock, par value $50.00 per share (“Series C Preferred Stock”), voting as a separate class, by written consent in lieu of a special meeting of the stockholders (the “Written Consent”), in accordance with the General Corporation Law of the State of Delaware (“DGCL”), our Amended and Restated Certificate of Incorporation and our Bylaws to approve the actions described in this Information Statement. The actions taken pursuant to the Written Consent were:

1.	the approval of an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock, $0.01 par value per share (“Common Stock”), from 200,000,000 shares to 500,000,000 shares, and

2.	the approval of amendments to our 2009 Equity Compensation Plan (the “Plan”) to a) increase the aggregate number of shares of Common Stock that may be issued under the Plan from 10,000,000 to 50,000,000, and b) increase the maximum aggregate number of shares of Common Stock with respect to which grants may be made under the Plan to any individual during any calendar year from 1,000,000 to 10,000,000 shares.

Under Section 228 of the DGCL, we are required to provide notice of the taking of any corporate action without a meeting by less than unanimous written consent to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to us. The Information Statement accompanying this Notice shall also serve as the notice required by Section 238(3) of the DGCL.

Our Board of Directors has fixed the close of business on November 18, 2011 as the record date for determining our stockholders entitled to notice of the actions described in this Information Statement (the “Record Date”). As of the Record Date, 59,251,836 shares of our Common Stock and 10,434 shares of our Series C Preferred Stock were issued and outstanding and held by 694 and nine holders of record, respectively. With respect to the stockholder actions described in this Information Statement, shares of our Series C Preferred Stock are entitled to vote on an “as converted” basis with the shares of our Common Stock, voting together as a single class. Shares of Common Stock are entitled to one vote for each share of Common Stock held. Shares of our Series C Preferred Stock are entitled to 316.28 votes for each share of Series C Preferred Stock outstanding, which represents the equivalent of an aggregate of 3,300,026 shares of Common Stock. In addition, holders of our Series C Preferred Stock are entitled to vote as a separate voting class with respect to the amendment to our Amended and Restated Certificate of Incorporation.

The increase in the amount of authorized shares of our Common Stock will become effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, which filing will occur at least 20 days after the initial mailing of this Notice and the accompanying Information Statement to our other stockholders.

All required corporate approvals of the amendment of our Amended and Restated Certificate of Incorporation and the amendments to our 2009 Equity Compensation Plan have been obtained, subject to furnishing this Information Statement and 20 calendar days elapsing from the date this Information Statement is first mailed to our stockholders. This Information Statement is furnished solely for the purpose of informing our stockholders of this corporate action in the manner required by Rule 14c-2(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the holders of our Common Stock and Series C Preferred Stock.

This Information Statement is being mailed on or before December 23, 2011 to the holders of the outstanding shares of our Common Stock and Series C Preferred Stock on the Record Date.

APPROVAL OF THE AMENDMENT OF THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 200,000,000 SHARES TO 500,000,000 SHARES.

Our Amended and Restated Certificate of Incorporation currently authorizes us to issue up to 200,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. On November 18, 2011, our Board of Directors approved and declared it advisable and in our best interest to submit to the holders of a majority of our then-outstanding Common Stock and Series C Preferred Stock, for action by written consent, an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 200,000,000 shares to 500,000,000 shares (the “Amendment”). In November 2011 following the Board meeting, holders of approximately (i) 57.9% of the outstanding shares of our Common Stock and Series C Preferred Stock, taken together as a single class and on an as-converted basis, and (ii) 70.8% of the outstanding shares of our Series C Preferred Stock, as a separate class, approved the Amendment by action taken by written consent without a meeting in accordance with the DGCL. No further vote of our stockholders is required to approve the Amendment. The Amendment will become effective when it is filed with the Secretary of State of the State of Delaware. Such filing will occur at least 20 calendar days after the date this Information Statement is first mailed to our stockholders. The form of the Amendment is attached to this Information Statement as Annex A.

Following the filing of the Amendment, we will be authorized to issue up to 500,000,000 shares of Common Stock and up to 1,000,000 shares of Preferred Stock. We believe this number of authorized shares provides a sufficient number of authorized shares of Common Stock for issuance in connection with various corporate purposes including, but not limited to, the sale of our capital stock in financing transactions, the purchase of property or acquisition of product lines or licenses, combinations with other companies, the use of additional shares for various equity compensation and other employee benefit plans, the declaration of stock splits or distributions and other general corporate transactions. Our Board of Directors will be authorized to issue the additional shares of Common Stock without having to obtain the approval of our stockholders. Delaware law requires that our Board of Directors use its reasonable business judgment to assure that we receive “fair value” when we issues shares. Nevertheless, the issuance of the additional shares of Common Stock would dilute the proportionate interest of our current stockholders. The issuance of the additional shares of our Common Stock could also result in the dilution of the value of our securities currently outstanding, if the terms on which such shares are issued are less favorable than the current market value of our Common Stock.

It is possible that we may undertake additional financing or engage in other similar business transactions through the issuance of shares of our Common Stock. Although the consummation, if ever, or terms of any such transaction cannot be predicted, consummation of these or other types of transactions could result in substantial additional dilution in the equity of our current stockholders. The holders of our securities should not anticipate that the Company necessarily will furnish such stockholders with any documentation concerning any transaction prior to any share issuances. All determinations (except for statutory mergers) involving share issuances are at the discretion and business judgment of our Board of Directors in its exercise of fiduciary responsibility, but require a determination by our Board of Directors that the shares are being issued for fair and adequate consideration. There is no assurance that any future issuance of shares will be approved at a price or value equal to or greater than the price which a prior stockholder has paid or at a price greater than the then current market price. Typically, unregistered shares are issued at less than market price due to their illiquidity and restricted nature as a result of, among other things, the extended holding period and sales limitations to which such shares are subject.

The increase in our number of authorized shares of Common Stock by the Amendment is not being consummated for the purpose of impeding any takeover attempt, and we are not aware of any person or entity who is acquiring or plans to acquire control of us. Nevertheless, the power of our Board of Directors to provide for the issuance of shares of Common Stock without stockholder approval has potential utility as a device to discourage or impede a takeover of us. In the event that a non-negotiated takeover were attempted, the private placement of stock, for example, could make us unattractive to the party seeking control of us. This would have a detrimental effect on the interests of any stockholder who wanted to tender his or her shares to the party seeking control or who would favor a change in control.

As of the Record Date, we had 200,000,000 shares of our Common Stock authorized for issuance, of which 59,251,836 shares were issued and outstanding and held by 694 holders of record. This number does not include an aggregate of 42,300,026 shares reserved for the potential conversion of our Series C and our Series D Convertible Preferred Stock, 20,432,470 shares reserved for the possible conversion of our subordinated debentures and convertible promissory notes, or 52,978,251 shares reserved for the potential exercise of stock options and warrants and for the future issuance of options under existing stock option plans. Thus, as of the Record Date, we had 25,037,417 shares of Common Stock available for future issuance, an amount the Board of Directors considers insufficient for its various corporate purposes as described above. The capitalization table below details our issued and reserved Common Stock, Series C Preferred Stock, Series D Preferred Stock and other securities as of November 30, 2011. We do not have any current plans to issue any additional shares of Common Stock that would be newly authorized as a result of the increase in the number of authorized shares of Common Stock.

Capitalization Table

(as of November 30, 2011)

Common Stock (Authorized 200,000,000 shares)	Issued	Reserved	Total
Common Stock issued and outstanding	59,251,836	—	59,251,836
Reserved for subordinated convertible debentures(a)	—	12,470	12,470
Reserved for convertible promissory notes(b)	—	20,420,000	20,420,000
Reserved for outstanding stock options(c)	—	7,315,600	7,315,600
Reserved for outstanding warrants to purchase common stock(d)	—	41,007,583	41,007,583
Reserved for Series C Convertible Preferred Stock(e)	—	3,300,026	3,300,026
Reserved for Series D Convertible Preferred Stock(f)	—	39,000,000	39,000,000
Reserved for future issuance under stock option plans	—	4,655,068	4,655,068

Total shares issued or reserved for issuance	59,251,836	115,710,747	174,962,583

Preferred Stock (Authorized 995,660 shares)	Issued	Reserved	Total
Series C Convertible Preferred Stock(e)	10,434	—	10,434
Reserved for warrants for Series D Convertible Preferred Stock(g)	—	390	390

Total Preferred Stock issued or reserved for issuance	14,400	390	10,824

(a)	The remaining subordinated convertible debentures are convertible into 12,470 shares of Common Stock at a conversion price of $44.02 per share.
(b)	The promissory notes have an aggregate principal amount of $5,130,000 and are convertible into 20,420,000 shares of Common Stock. Such notes are convertible at any time at conversion prices ranging from $0.25 to $0.50.
(c)	Options to purchase shares of Common Stock have been issued to employees and to non-employee members of our Board of Directors with exercise prices ranging from $0.23 to $2.16, with a weighted average price of $0.33.
(d)	Warrants to purchase shares of Common Stock have been issued to (i) key employees, (ii) creditors in conjunction with loans made to us, (iii) non-employee individuals in exchange for consulting, financial advisory and investment banking services in lieu of cash compensation, and (iv) a client in exchange for a cash advance. These warrants have exercise prices ranging from $0.25 to $1.00.

(e)	The Series C Convertible Preferred Stock is convertible directly into 3,300,026 shares of fully paid and nonassessable shares of Common Stock without the payment of any additional consideration.
(f)	Once issued, shares of Series D Convertible Preferred Stock are each convertible into 100,000 shares of Common Stock at any time without the payment of any additional consideration.
(g)	Outstanding warrants may be exercised to purchase 390 shares of Series D Convertible Preferred Stock, which convert into 39,000,000 shares of Common Stock at an exercise price of $25,000 per share (equal to $0.25 per Common Share).

APPROVAL OF AMENDMENTS TO THE COMPREHENSIVE CARE CORPORATION 2009 EQUITY COMPENSATION PLAN.

On November 11, 2009, our Board of Directors adopted, and our stockholders subsequently approved, the Comprehensive Care Corporation 2009 Equity Compensation Plan (the “2009 Plan” or the “Plan”) for use in connection with the issuance of stock options, stock units, stock awards, stock appreciation rights and other stock based awards to executive officers, other key employees, non-employee members of our Board of Directors and consultants who render significant services to us and our subsidiaries. Stockholder approval was obtained so that compensation attributable to grants of stock options and stock appreciation rights under the Plan may qualify for an exemption from the deduction limit under section 162(m) of the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder (the “Code”) (see discussion of “Federal Income Tax Consequences” below) and in order for incentive stock options to meet the requirements of the Code.

The adoption of the 2009 Plan was prompted by our desire for sufficient flexibility regarding the forms of incentive compensation to reward our executive officers, key employees, non-employee members of our Board of Directors and consultants who render significant services to us. The 2009 Plan enables our Board of Directors to offer key personnel equity ownership in the Company through the grant of stock options and other rights pursuant to the 2009 Plan to enable us to attract and retain qualified personnel without unnecessarily depleting our cash reserves. Management believes that in order to implement the anticipated expansion of our operations over the next several years, we will be faced with an increasing demand for additional qualified personnel. In order to attract and retain such personnel, the Board of Directors has determined that it is necessary to increase the number of stock options and other rights able to be granted from the Plan. The Plan is to be amended as follows:

1.	the aggregate number of shares of Common Stock that may be issued under the Plan will be increased from 10,000,000 to 50,000,000, and

2.	the maximum aggregate number of shares of Common Stock with respect to which grants may be made under the Plan to any individual during any calendar year will be increased from 1,000,000 to 10,000,000 shares.

In making these amendments, our Board of Directors believes it will have improved ability to offer executives, key employees, directors and consultants a personal interest in our growth and success through awards of either shares of Common Stock or rights to acquire shares of Common Stock.

The material terms of the 2009 Plan, as amended, are summarized below. A copy of the Amended 2009 Plan is attached to this Information Statement as Annex B. This summary of the 2009 Plan is not intended to be a complete description of the 2009 Plan and is qualified in its entirety by the actual text of the 2009 Plan.

General. The 2009 Plan provides that grants may be made in any of the following forms:

•	incentive stock options (“ISOs”) (but only after stockholder approval);

•	nonqualified stock options;

•	stock units;

•	stock awards;

•	stock appreciation rights (“SARs”);

•	dividend equivalents; and

•	other stock-based awards.

The 2009 Plan authorizes 50,000,000 shares of our Common Stock for issuance, subject to adjustment in certain circumstances as described below. The 2009 Plan provides that the maximum aggregate number of shares of our Common Stock with respect to which grants may be made to any individual during any calendar year is 10,000,000 shares, subject to adjustment in certain circumstances as described below. If dividend equivalents are granted, a grantee may not accrue more than $1,000,000 of such dividend equivalents during any calendar year.

If, and to the extent options and SARs granted under the 2009 Plan terminate, expire or are cancelled, forfeited, exchanged or surrendered without being exercised or if any stock awards, stock units, or other stock-based awards, are forfeited, terminated, or otherwise not paid in full, the shares subject to such grants will become available again for purposes of the 2009 Plan. Shares surrendered in payment of the exercise price of an option will not become available again for issuance or transfer under the 2009 Plan. To the extent any grants are paid in cash, and not in shares of common stock, any shares previously subject to such grants will not count against the share limits under the 2009 Plan.

Administration. The 2009 Plan will be administered and interpreted by the Compensation and Stock Option Committee (the “Committee”). However, any grants to members of the Committee must be authorized by a disinterested majority of our Board of Directors. References to the Committee include our Board of Directors where appropriate. Ministerial functions may be performed by an administrative committee of our employees appointed by the Committee.

The Committee has the authority to (i) determine the individuals to whom grants will be made under the 2009 Plan, (ii) determine the type, size, terms and conditions of the grants, (iii) determine when grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued grant, subject to the limitations described below and (v) deal with any other matters arising under the 2009 Plan. The Committee presently consists of Arthur K. Yeap (Chairman), Sharon Kay Ray, and Arnold B. Finestone, each of whom is a non-employee director.

Eligibility for Participation. All of our employees, non-employee directors, consultants and advisors who perform services for us and our subsidiaries are eligible to receive grants under the 2009 Plan. As of November 30, 2011, approximately 145 employees, five non-employee directors and ten consultants and advisors are eligible to receive grants under the 2009 Plan. The Committee is authorized to select the persons to receive grants from among those eligible and the Committee will determine the number of shares of our Common Stock that are subject to each grant.

Types of Awards allowable under the 2009 Plan.

Stock Options

Anyone eligible to participate in the 2009 Plan may receive a grant of non-qualified stock options (“NQSOs”). Only our employees and employees of our subsidiaries may receive a grant of ISOs. Any references to the grant of ISOs herein are references to grants or options following stockholder approval of the 2009 Plan.

The Committee will fix the exercise price per share of options on the date of grant. The exercise price of options granted under the 2009 Plan will not be less than the fair market value of our common stock on the date of grant. However, if the grantee of an ISO is a person who holds more than 10% of the total combined voting power of all classes of our outstanding stock, the exercise price per share of an ISO granted to such person must be at least 110% of the fair market value of our Common Stock on the date of grant.

The Committee will determine the term of each option which shall not exceed 10 years from the date of grant. Notwithstanding the foregoing, if the grantee of an ISO is a person who holds more than 10% of the combined voting power of all classes of our outstanding stock, the term of the ISO may not exceed five years from the date of grant. To the extent that the aggregate fair market value of shares of our Common Stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a grantee during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs.

The Committee will determine the terms and conditions of options, including when they become exercisable. The Committee may accelerate the exercisability of any options. Except as provided in the grant instrument or as otherwise determined by the Committee, an option may only be exercised while a grantee is employed by, or providing service to, us or our subsidiaries or during an applicable period after termination of employment or service.

A grantee may exercise an option by delivering notice of exercise to the Company. The grantee will pay the exercise price and any withholding taxes for the option: (i) in cash, (ii) in certain circumstances as permitted by the Committee, by the surrender of shares of our Common Stock with an aggregate fair market value on the date the option is exercised equal to the exercise price, (iii) by payment through a broker in accordance with the procedures permitted by Regulation T of the Federal Reserve Board or (iv) by another method approved by our Committee. The 2009 Plan also include a net exercise feature to allow us to issue to a grantee on exercise of a NQSO, a net number of shares, by reducing the shares that would otherwise be issued on exercise by a number of shares with a fair market value equal to the difference between the exercise price and the current value. This will result in less shares being issued and sold into the market and will allow a grantee to exercise options without making a cash payment for the exercise of the options.

Stock Awards

The Committee may grant stock awards to anyone eligible to participate in the 2009 Plan. The Committee may require that grantees pay consideration for the stock awards and may impose restrictions on the stock awards. If restrictions are imposed on stock awards, the Committee will determine whether they will lapse over a period of time or according to such other criteria, including the achievement of specific performance goals, as the Committee determines.

The Committee will determine the number of shares of our Common Stock subject to the grant of stock awards and the other terms and conditions of the grant including whether the grantee will have the right to vote shares of our Common Stock and to receive dividends paid on such shares during the restriction period. Unless the Committee determines otherwise, all unvested stock awards are forfeited if the grantee’s employment or service is terminated for any reason.

Stock Units

The Committee may grant stock units to anyone eligible to participate in the 2009 Plan. Each stock unit provides the grantee with the right to receive a share of our Common Stock or an amount based on the value of a share of our Common Stock at a future date. The Committee will determine the number of stock units that will be granted, whether stock units will become payable based on achievement of performance goals or other conditions, and the other terms and conditions applicable to stock units.

Stock units may be paid at the end of a specified period or deferred to a date authorized by the Committee. If a stock unit becomes distributable, it will be paid to the grantee in cash, in shares of our Common Stock, or in a combination of cash and shares of our Common Stock, as determined by the Committee. All unvested stock units are forfeited if the grantee’s employment or service is terminated for any reason, unless the Committee determines otherwise.

The Committee may grant dividend equivalents in connection with grants of stock units made under the 2009 Plan. Dividend equivalents entitle the grantee to receive amounts equal to ordinary dividends that are paid on the shares underlying a grant while the grant is outstanding. The Committee will determine whether dividend equivalents will be paid currently or credited to a bookkeeping account as a dollar amount or in the form of stock units. Dividend equivalents may be paid in cash, in shares of our Common Stock or in a combination of the two. The terms and conditions of dividend equivalents will be determined by the Committee.

SARs

The Committee may grant SARs to anyone eligible to participate in the 2009 Plan. SARs may be granted in connection with, or independently of, any option granted under the 2009 Plan. Upon exercise of an SAR, the grantee will receive an amount equal to the excess of the fair market value of our Common Stock on the date of exercise over the base amount for the SAR. Such payment to the grantee will be in cash, in shares of Common Stock, or in a combination of cash and shares of Common Stock, as determined by the Committee.

The base amount of each SAR will be determined by the Committee and will be equal to the per share exercise price of the related option or, if there is no related option, an amount that is equal to or greater than the fair market value of our Common Stock on the date the SAR is granted. The Committee will determine the terms and conditions of SARs, including when they become exercisable. The Committee may accelerate the exercisability of any SARs.

Other Stock-Based Awards

The Committee may grant other stock-based awards, which are grants other than options, SARs, stock units, and stock awards. The Committee may grant other stock-based awards to anyone eligible to participate in the 2009 Plan. These grants will be based on or measured by shares of our Common Stock, and will be payable in cash, in shares of our Common Stock, or in a combination of cash and shares of our Common Stock. The terms and conditions for other stock-based awards will be determined by the Committee.

Deferrals. The Committee may permit or require grantees to defer receipt of the payment of cash or the delivery of shares of our Common Stock that would otherwise be due to the grantee in connection with any stock units or other stock-based awards under the 2009 Plan. The Committee will establish the rules and procedures applicable to any such deferrals and may provide for interest or other earnings to be paid on such deferrals.

Adjustment Provisions. In connection with stock splits, stock dividends, recapitalizations and certain other events affecting our common stock, the Committee will make adjustments as it deems appropriate in the maximum number of shares of our common stock reserved for issuance as grants, the maximum number of shares of our common stock that any individual participating in the 2009 Plan may be granted in any year, the number and kind of shares covered by outstanding grants, the kind of shares that may be issued or transferred under the 2009 Plan, and the price per share or market value of any outstanding grants. Any fractional shares resulting from such adjustment will be eliminated. In addition, in the event of a change of control of the Company, the provisions applicable to a change in control will apply. Any adjustments to outstanding grants shall be consistent with Section 409A or Section 422 of the Code, to the extent applicable.

Change of Control. Unless the Committee determines otherwise, effective upon the date of the change of control:

•	all outstanding options and SARs will automatically accelerate and become fully exercisable;

•	the restrictions and conditions on all outstanding stock awards will immediately lapse; and

•	all stock units, dividend equivalents and other stock-based awards will become fully vested and will be paid at their target value, or in such greater amounts as the Committee may determine.

Notwithstanding the foregoing, in the event of a change of control, the Committee may take any of the following actions with respect to any or all outstanding grants under the 2009 Plan:

•

require that grantees surrender their options and SARs in exchange for payment by us, in cash or shares of our common stock as determined by the Committee, in an amount equal to the amount by which the then fair market value of the shares subject to the grantee’s unexercised options and SARs exceeds the exercise price of the options or the base amount of the SARs, as applicable;

•	after giving grantees the opportunity to exercise their options and SARs, terminate any or all unexercised options and SARs at such time as the Committee deems appropriate; or

•

determine that outstanding options and SARs that are not exercised will be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding grants that remain in effect after the change of control will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

In general terms, a change of control under the 2009 Plan occurs:

•	if a person, entity or affiliated group (with certain exceptions) acquires more than 50% of our then outstanding voting securities;

•

if we merge into another entity unless the holders of our voting shares immediately prior to the merger have at least 50% of the combined voting power of the securities in the merged entity or its parent;

•	if we sell or dispose of all or substantially all of our assets;

•	if we are liquidated or dissolved; or

•

if after the effective date of the 2009 Plan, directors are elected such that a majority of our Board of Directors have been members of our Board of Directors for less than one year, unless the election or nomination of each new director at the beginning of such one year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such one year period

Transferability of Grants. Only the grantee may exercise rights under a grant during the grantee’s lifetime. A grantee may not transfer those rights except by will or the laws of descent and distribution; provided, however, that a grantee may transfer a grant other than an ISO pursuant to a domestic relations order. The Committee may also provide, in a grant agreement, that a grantee may transfer NQSOs to his or her family members, or one or more trusts or other entities for the benefit of or owned by such family members, consistent with applicable securities laws, according to such terms as the Committee may determine.

Participants Outside of the United States. If any individual who receives a grant under the 2009 Plan is subject to taxation in a country other than the United States of America, the Committee may make the grant on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable country.

No Repricing of Options. Neither our Board nor the Committee can amend the 2009 Plan or options previously granted under the 2009 Plan to permit a repricing of options, without prior stockholder approval.

Amendment and Termination of the 2009 Plan. Our Board may amend or terminate the 2009 Plan at any time, subject to stockholder approval if such approval is required under any applicable laws or stock exchange requirements. The 2009 Plan automatically terminates on the day immediately preceding the tenth anniversary of the 2009 Plan.

Grants Under the 2009 Plan. As of November 30, 2011, outstanding grants under the 2009 plan consist of stock options to purchase 6,636,600 shares of our Common Stock as set forth in the table below.

NEW PLAN BENEFITS

2009 Plan

Name and Position	Dollar Value(1)	Number of Units
Clark Marcus, Chief Executive Officer	$208,500	1,000,000
Robert Kulbick, President	$58,320	300,000
Robert Landis, Acting Chief Financial Officer; Chief Accounting Officer	$26,513	75,000
John Hill, former Co-Chief Executive Officer	—	—
Giuseppe Crisafi, former Chief Financial Officer	—	—
All Current Executive Officers as a Group	$293,333	1,375,000
All Non-Executive Directors as a Group	$834,000	4,000,000
All Non-Executive Officer Employees as a Group	$419,461	1,231,600
All Non-Employee consultants as a Group	$10,605	30,000

Totals	$1,557,399	6,636,600

(1)	The Dollar Value is the grant date fair value of the stock options calculated using the Black-Scholes option pricing model, which incorporates various assumptions including expected volatility, expected life of the options and applicable interest rates.

All stock options granted thus far from the 2009 Plan have a term of 10 years.

Grant Date	Options Outstanding	Exercise Price	Vesting
12-04-2009	1,236,600	$.38	33% on the fist anniversary of the grant date, 33% on the second anniversary of the grant date, 34% on the third anniversary of the grant date
11-21-2011	5,000,000	$.25	Immediate
11-21-2011	300,000	$.25	One-third immediate, one-third on the first anniversary of the grant date, one-third on the second anniversary of the grant date
11-21-2011	100,000	$.25	33.3% on the first anniversary of the grant date, 33.3% on the second anniversary of the grant date, 33.3% on the third anniversary of the grant date

Grants under the 2009 Plan are discretionary, so it is not currently possible to predict the number of shares of our common stock that will be granted or who will receive grants under the 2009 Plan in the future in addition to the grants described above.

The last reported sale price of a share of our common stock on November 30, 2011, was $0.25 per share.

Federal Income Tax Consequences of the 2009 Plan

The federal income tax consequences of grants under the 2009 Plan will depend on the type of grant. The following summary provides only a general description of the application of federal income tax laws to grants under the 2009 Plan. This discussion is not intended as tax guidance to grantees, as the consequences may vary according to, among other things, the types of grants made, the identity of the grantees and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

From the grantees’ standpoint, as a general rule, ordinary income will be recognized at the time of delivery of shares of our common stock or payment of cash under the 2009 Plan. Future appreciation on shares of our Common Stock held beyond the ordinary income recognition event will be taxable as capital gain when the shares of our common stock are sold. The tax rate applicable to capital gain will depend upon, among other things, how long the grantee holds the shares. We, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the grantee, and we will not be entitled to any tax deduction with respect to capital gain income recognized by the grantee.

Exceptions to these general rules arise under the following circumstances:

(i) If shares of our common stock, when delivered, are subject to a substantial risk of forfeiture by reason of any employment or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses, unless the grantee makes a special election to accelerate taxation under Section 83(b) of the Code.

(ii) If an employee exercises a stock option that qualifies as an ISO, no ordinary income will be recognized, and we will not be entitled to any tax deduction, if shares of our Common Stock acquired upon exercise of the stock option are held until the later of (A) one year from the date of exercise and (B) two years from the date of grant. However, if the employee disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements, the employee will recognize ordinary income at the time of the disposition equal to the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price, and we will be entitled to a tax deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time the employee held the shares before the disposition.

(iii) A grant may be subject to a 20% tax, in addition to ordinary income tax, at the time the grant becomes vested, plus interest, if the grant constitutes deferred compensation under Section 409A of the Code and the requirements of Section 409A of the Code are not satisfied.

Section 162(m) of the Code generally disallows a publicly held corporation’s tax deduction for compensation paid to its chief executive officer or certain other officers in excess of $1 million in any year. Qualified performance-based compensation is excluded from the $1 million deductibility limit, and therefore remains fully deductible by the corporation that pays it. We intend that options and SARs granted under the 2009 Plan will be qualified performance-based compensation. Stock units, stock awards, dividend equivalents, and other stock-based awards granted under the 2009 Plan may be designated as qualified performance-based compensation if the Committee conditions such grants on the achievement of specific performance goals in accordance with the requirements of Section 162(m) of the Code.

We have the right to require that grantees pay to us an amount necessary for us to satisfy our federal, state or local tax withholding obligations with respect to grants. We may withhold from other amounts payable to a grantee an amount necessary to satisfy these obligations. The Committee may permit a grantee to satisfy our withholding obligation with respect to grants paid in shares of our common stock by having shares withheld, at the time the grants become taxable, provided that the number of shares withheld does not exceed the individual’s minimum applicable withholding tax rate for federal, state and local tax liabilities.

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to our Amended and Restated Certificate Corporation, our Bylaws and the DGCL, a vote by the holders of at least a majority of the voting power of our outstanding capital stock voting together as a single class is required to effect the actions described in this Information Statement. As of the Record Date, we had 59,251,836 shares of our Common Stock and 10,434 shares of our Series C Preferred Stock issued and outstanding. Each share of Common Stock is entitled to one vote and each share of Series C Preferred Stock is entitled to 316.28 votes for each share of Series C Preferred Stock outstanding, which represents the equivalent of 3,300,026 shares of Common Stock. As a separate class, Series C Preferred Stock is entitled to one vote per share. Of the total potential 62,551,862 Common Stock votes, more than 50%, or 31,275,932, is required to pass any stockholder resolution. In addition, of the potential 10,434 Series C Preferred Stock, more than 50%, or 5,218 is required to pass any stockholder resolution. The consenting majority stockholders are the owners of an aggregate of 36,244,219 shares of our Common Stock and an aggregate of 7,383 shares of our Series C Preferred Stock, representing a total of 57.9% of the total voting power of our Common Stock and 70.8% of the voting power of our Series C Preferred Stock, respectively, as of the Record Date. Pursuant to Section 228(a) of the DGCL, the consenting majority stockholders voted in favor of the actions described in this Information Statement by written consent. The consenting stockholders’ names and shares voted are as follows:

Name of Consenting Stockholder	Shares of Common Stock Voted by Consent	Shares of Series C Preferred Stock Voted by Consent		Total Consenting Votes of Common Stock	Total Consenting Votes of Series C Preferred Stock
			(1)
Howard Jenkins	26,885,714	—		26,885,714	—
Clark Marcus	1,070,000	—		1,070,000	—
Michael Marcus	1,003,200	1,322		1,421,317	1,322
David Marcus	665,320	1,322		1,083,437	1,322
Eva Marcus	665,320	1,322		1,083,437	1,322
Joshua I. Smith	1,922,829	244		2,000,000	244
Arnold B. Finestone	472,829	244		550,000	244
Sharon Kay Ray	322,829	244		400,000	244
Arthur K. Yeap	322,829	244		400,000	244
Anako Enterprises, Inc.	578,283	2,441		1,350,314	2,441

Total Consenting Votes	33,909,153	7,383		36,244,219	7,383

Total Votes in each class				62,551,862	10,434

Consenting Votes as a % of Total Votes				57.9%	70.8%

(1)	Each share of Series C Preferred Stock is entitled to 316.28 votes when voting in a single class with shares of Common Stock class.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of November 30, 2011, information concerning the beneficial ownership of our Common Stock by each of our directors, our Chief Executive Officer, our other named executive officers, any other stockholder known to own beneficially more than five percent of the outstanding shares of our common stock, and all of our directors and executive officers as a group. Unless otherwise indicated below, the business address for each named individual or company is 3405 W. Dr. Martin Luther King, Jr. Blvd., Suite 101, Tampa, Florida 33607, our principal executive office address. According to rules adopted by the Securities and Exchange Commission (“SEC”), a person is the “beneficial owner” of securities if he or she has, or shares, the power to vote such securities or to direct their investment. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to shares beneficially owned.

Name of Beneficial Owner	Relationship	Shares Beneficially Owned	Percent of Common Stock Outstanding
Joshua I. Smith(1)	Director	5,315,000	8.5%
Arnold B. Finestone (2)	Director	3,665,000	5.9%
Sharon Kay Ray(3)	Director	1,465,000	2.4%
Arthur K. Yeap(3)	Director	1,465,000	2.4%
David R Pitts(4)	Director	1,250,000	2.1%
Clark Marcus(5)	Chief Executive Officer and Director	13,570,000	18.9%
Robert Kulbick(6)	President	100,000	.2%
Robert J. Landis(7)	Acting Chief Financial Officer; Chief Accounting Officer	821,500	1.4%
John M. Hill(8)	Former Executive Officer and former Director	7,353,500	11.1%
Giuseppe Crisafi(9)	Former Chief Financial Officer and former Director	15,040,000	20.5%
Howard Jenkins(10)	5% or more stockholder	35,885,714	52.6%
Bernard C. Sherman(11)	5% or more stockholder	9,112,500	13.3%
Benjamin B. West(12)	5% or more stockholder	4,050,000	6.8%
Michael J. Marcus(13)	5% or more stockholder	4,508,437	7.2%
Eva A. Marcus(14)	5% or more stockholder	4,083,437	6.5%
David S. Marcus(14)	5% or more stockholder	4,083,437	6.5%
All directors and executive officers as a group (eight persons)		27,651,500	33.6%

(1)	Includes 1,922,829 shares of common stock held directly, 1,015,000 shares subject to options that are presently exercisable, 1,500,000 shares subject to warrants that are presently exercisable, 77,171 shares obtainable from the conversion of 244 Series C Convertible Preferred Stock shares that are presently convertible, and 800,000 shares obtainable from conversion of eight Series D Convertible Preferred Stock shares purchasable with warrants that are presently exercisable. Excludes 10,000 shares subject to options that are not exercisable within 60 days of November 30, 2011.
(2)	Includes 472,829 shares of common stock held directly, 1,015,000 shares subject to options that are presently exercisable, 1,500,000 shares subject to warrants that are presently exercisable, 77,171 shares obtainable from the conversion of 244 Series C Convertible Preferred Stock shares that are presently convertible, and 600,000 shares obtainable from conversion of six Series D Convertible Preferred Stock shares purchasable with warrants that are presently exercisable. Excludes 10,000 shares subject to options that are not exercisable within 60 days of November 30, 2011.

(3)	Includes 322,829 shares of common stock held directly, 765,000 shares subject to options that are presently exercisable, 77,171 shares obtainable from the conversion of 244 Series C Convertible Preferred Stock shares that are presently convertible, and 300,000 shares obtainable from conversion of three Series D Convertible Preferred Stock shares purchasable with warrants that are presently exercisable. Excludes 10,000 shares subject to options that are not exercisable within 60 days of November 30, 2011.
(4)	Includes 500,000 shares of common stock subject to options that are presently exercisable and 750,000 shares subject to warrants that are presently exercisable. Excludes 250,000 shares subject to warrants that are not exercisable within 60 days of November 30, 2011.
(5)	Includes 1,070,000 shares of common stock held directly, 1,000,000 shares subject to options that are presently exercisable, 10,500,000 shares subject to warrants that are presently exercisable, and 1,000,000 shares obtainable from conversion of 10 Series D Convertible Preferred Stock shares purchasable with warrants that are presently exercisable.
(6)	Includes 100,000 shares of common stock subject to options that are presently exercisable. Excludes 200,000 shares subject to options that are not exercisable within 60 days of November 30, 2011.
(7)	Includes 607,000 shares of common stock held directly and 214,500 shares subject to options that are presently exercisable. Excludes 25,500 shares subject to options that are not exercisable within 60 days of November 30, 2011.
(8)	Includes 203,500 shares of common stock held directly, 150,000 shares subject to options that are presently exercisable, and 7,000,000 shares obtainable from conversion of 70 Series D Convertible Preferred Stock shares purchasable with warrants that are presently exercisable.
(9)	Includes 1,040,000 shares of common stock held directly, 10,000,000 shares obtainable from conversion of 100 Series D Convertible Preferred Stock shares purchasable with warrants that are presently exercisable, and 4,000,000 shares purchasable with warrants that are presently exercisable.
(10)	Includes 26,885,714 shares of common stock held directly, 8,000,000 shares obtainable through the conversion of a convertible promissory note that is presently convertible, and 1,000,000 shares obtainable from the exercise of a warrant that is presently exercisable. Information was obtained from Form 13D/A dated June 4, 2010, filed by Mr. Jenkins on July 29, 2010.
(11)	Includes 8,100,000 shares of common stock obtainable from the conversion of convertible promissory notes that are presently convertible and 1,012,500 shares subject to warrants that are presently exercisable. Information was obtained from Form 13G/A dated November 14, 2011 filed by Mr. Sherman on December 9, 2011.
(12)	Includes 4,000,000 shares of common stock owned directly and 50,000 shares obtainable through the exercise of a warrant that is presently exercisable. Information was obtained from Form 13/A dated December 31, 2010, filed by Mr. West on February 14, 2011.
(13)	Includes 1,090,320 shares of common stock owned directly, 418,117 shares obtainable from the conversion of 1,322 Series C Convertible Preferred Stock shares that are presently convertible, and 3,000,000 shares obtainable from conversion of 30 Series D Convertible Preferred Stock shares purchasable with warrants that are presently exercisable. Information was obtained from Form 13G dated June 16, 2009 and filed June 30, 2009, and Company records.
(14)	Includes 665,320 shares of common stock owned directly, 418,117 shares obtainable from the conversion of 1,322 Series C Convertible Preferred Stock shares that are presently convertible, and 3,000,000 shares obtainable from conversion of 30 Series D Convertible Preferred Stock shares purchasable with warrants that are presently exercisable. Information was obtained from Form 13G dated June 16, 2009 and filed June 30, 2009.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

We believe our long-term success is dependent on a leadership team with the integrity, skills, and dedication necessary to oversee a growing organization on a day-to-day basis. In addition, the leadership team must have the vision to anticipate and respond to future market and regulatory developments. Our executive compensation program is designed to enable us to attract, motivate and retain a senior management team with the collective and individual abilities to meet these challenges. The program’s primary objective is to align executives’ efforts with the long-term interests of our stockholders by enhancing our reputation, financial success and capabilities.

The primary components of executive compensation for our named executive officers include a base salary and provision for an annual incentive bonus. These components are designed, in the aggregate, to be competitive with comparable organizations and to align the financial incentives for the executives with the short and long term interests of stockholders. The Board establishes the compensation packages of the executive officers.

Overview and Philosophy

The Board designs compensation plans to enable us to attract and retain outstanding executives in the healthcare industry to assist us in meeting our long-range objectives, thereby serving the interests of our stockholders. The Board’s compensation philosophy is to provide rewards that (1) are linked to both our performance and individual performance, (2) align employee interests with stockholder interests, (3) are sufficient to attract and retain high-quality employees, and (4) provide a mix of cash and potential stock ownership tied to long-term as well as immediate business strategies.

The following key principles guide the Board in structuring compensation targets and packages of executive officers and key management:

•

Total annual compensation will include salary as the core compensation plus an annual bonus, if specified criteria are met, and options or warrants to purchase shares of our common or preferred stock. The value of our common stock is a function of the market price, which is an extension of stockholder interests.

•

Management development includes support of compensation opportunity structures to attract and retain individuals who can maximize the creation of stockholder value, and motivate employees to attain Company and individual objectives.

•	Recognition of individual contributions as well as our overall results toward identified business results.

•	Competitive position of both base salary and total compensation within the healthcare industry.

Determination of Compensation

The Board determines the total compensation levels for our executive officers by considering several factors, including each executive officer’s role and responsibilities, how the executive officer is performing against those responsibilities, our performance, and the competitive market data applicable to each executive officer’s position.

In arriving at specific levels of compensation for executive officers, the Board has relied on:

•	the recommendations of our CEO and our Acting CFO (but not with respect to their own compensation levels),

•	benchmarks provided by generally available compensation surveys, and

•	the experience of Board members and their knowledge of compensation paid by comparable companies or companies of similar size or generally engaged in the healthcare services business.

We seek an appropriate relationship between executive pay and corporate performance that focuses on customer service, fairness to employees, and the generation of a reasonable return for our stockholders, all within the parameters of good corporate governance. Executive officers are entitled to customary benefits generally available to all of our employees, including group medical, dental and life insurance, and a 401(k) plan. In recognition of the importance of the role played by our key executive officers in the success of our business, we have entered into employment agreements and severance arrangements with these key executive officers to provide them with the employment security and severance deemed necessary to retain them.

Components of Executive Compensation

Base Salary. Base salaries provide our executive officers with a degree of financial certainty and stability, and are intended to be maintained at slightly above the median range of salary for similar positions at public companies that are in the same line of business as the Company and are of similar size. We seek to provide base salaries sufficient to attract and retain highly qualified executives. The Board establishes the base salaries of our executive officers and salaries are reviewed in the case of executive promotions or other significant changes in responsibilities. In each case, the Board takes into account competitive salary practices, scope of responsibilities, the results previously achieved by the executive and his or her development potential.

The Board has the responsibility to determine increases or decreases in base salaries on an individual basis. Our objective is to reward performance consistent with our overall financial performance in the context of competitive practice, including changes to an executive officer’s scope of responsibilities, in combination with general market trends. No formulaic base salary increases are provided to the named executive officers.

In addition to complying with the requirements of applicable employment agreements, compensation for each of the executive officers during the year ended December 31, 2010 was based on the executive’s performance of his or her duties and responsibilities, our performance, both financial and otherwise, and the success of the executive in managing, developing and executing our business development, sales and marketing, financing and strategic plans, as appropriate.

Signing Bonus. In filling an open senior management position, we conduct an extensive search to identify an executive that will fit our corporate culture and be best able to accomplish our goals. To attract and secure the best managerial talent, we may offer a cash signing bonus to the candidate. We may also pay signing bonuses to retain existing executives at the time a new employment agreement is executed. The amount of the signing bonus is determined by the Board at its discretion and included as a component of the executive’s employment agreement. During 2009, we paid an $80,000 signing bonus to Clark Marcus, our Chairman and CEO, and a $20,000 signing bonus to Robert Landis, our CAO.

Annual Incentive Bonus. Certain executive officers are eligible to receive cash bonuses based on the degree of our achievement of financial and other objectives, which are documented in each officer’s employment agreement. An executive’s performance against the objectives is evaluated annually by the Board, most often after our yearly financial results have been audited. The primary purpose of our annual performance incentive awards is to motivate our executives to meet or exceed our short-term and long-term performance objectives. Our annual cash bonuses are designed to reward our executive officers for their contributions toward corporate objectives.

Our Chairman of the Board and CEO, Clark Marcus, is eligible to receive a special bonus in an amount equal to one percent of the Company’s pre-tax profits for a preceding year, up to the first $1 million of such profits, plus an additional sum equal to two percent of the Company’s pre-tax profits for all sums over $1 million.

Our Acting CFO and CAO, Robert J. Landis, is eligible to receive an annual bonus as determined by and at the discretion of the Board.

Stock, stock options, and similar equity instruments. Equity participation is a key component of our executive compensation program. Equity awards are designed to retain executive officers and encourage recipients to pursue our continued growth and success to increase the value of their equity awards, thus aligning their financial interests with those of our stockholders. Under our 2002 Incentive Compensation Plan, as amended, and our 2009 Equity Compensation Plan, as amended, (collectively, the “Plans”), we are able to award our employees, directors and consultants shares of common stock, stock options, stock appreciation rights, restricted stock, and restricted stock units. In addition, we have the ability to issue warrants for the purchase of our convertible preferred stock as an incentive equity instrument. To date, we have utilized common stock, stock options and warrants for the purchase of preferred stock as the means of providing equity participation. These instruments are intended to enable us to attract and retain key personnel and provide an effective incentive for management to create stockholder value over the long term since the value of the equity instruments depends on appreciation in the price of our common stock.

Equity incentive instruments issued to our executives during 2010 consist of 1 million shares of our common stock to each of Clark Marcus, Chairman of the Board and CEO, and Giuseppe Crisafi, our former CFO. A warrant to purchase 4,000,000 shares of our common stock was also issued to each of Mr. Marcus and Mr. Crisafi.

Equity incentive instruments issued during 2009 consist of 50,000 stock options issued to John Hill, our former President and Co-CEO, a warrant to purchase 100 shares of our Series D Convertible Preferred Stock issued to each of Clark Marcus, Chairman of the Board and CEO, and Giuseppe Crisafi, our former CFO, and a warrant to purchase 70 shares of our Series D Convertible Preferred Stock issued to John Hill. At the request of Mr. Marcus, we subsequently subdivided his warrant and issued three warrants for the purchase of 30 shares of Series D Convertible Preferred Stock to each of his three adult children and one warrant to Mr. Marcus for the purchase of 10 shares of Series D Convertible Preferred Stock.

In certain instances, stock options may be granted to executive officers upon hiring as part of an employment package intended to attract top candidates. In the past we have not timed stock option grants in coordination with the release of material nonpublic information, nor do we plan to do so in the future. Stock option grants to employees are at the discretion of the Compensation Committee, which utilizes recommendations from management in determining awards. Stock option exercise prices are determined in accordance with the Plans, which specify that the exercise price will be equal to the fair market value, as defined in the Plans, of a share of our common stock on the date of grant. Such grants provide an incentive for our executives and other employees to increase our market value, as represented by our market price, as well as serving as a method for motivating and retaining our executives.

In determining to provide long-term incentive awards in the form of stock options, the Board considers cost and dilution impact, market trends relating to long-term incentive compensation and other relevant factors. The Board believes that an award of stock options more closely aligns the interests of the recipient with those of our stockholders because the recipient will only realize a return on the option if our stock price increases over the term of the option.

Summary Compensation Table

The following table sets forth the cash and non-cash compensation for our named executive officers during the 2010, 2009 and 2008 calendar years, as applicable.

Name and Principal Position	Year	Salary ($) (1)		Bonus ($)		Stock Awards ($)		Warrant/ Option Awards ($) (2)	All Other Compensation ($)(3)	Total($)
Clark Marcus Chairman of the Board and Chief Executive Officer	2010 2009	770,942 455,000	(4) (4)	150,000 80,000	(5) (6)	70,000 —	(7)	232,400 1,964,000	72,844 20,096	1,296,186 2,519,096

John Hill Former President and Co-Chief Executive Officer (14)	2010 2009 2008	279,645 390,125 179,769	(8)	— — —		14,000 — —	(9)	— 1,552,555 48,720	254,044 22,791 65,257	547,689 1,965,471 293,746

Giuseppe Crisafi Former Chief Financial Officer(15)	2010 2009	423,071 331,500	(10) (10)	135,000 —	(5)	70,000 —	(11)	232,400 2,181,000	29,848 32,962	890,319 2,545,462

Robert J. Landis Acting Chief Financial Officer; Chief Accounting Officer	2010 2009 2008	209,631 188,679 176,462		30,000 20,000 10,000	(5) (6) (12)	— 125,000 —	(13)	— 26,513 8,280	2,435 1,250 6,711	242,066 361,442 201,453

(1)	Amounts represent salary earned, which may have been paid during the year indicated or deferred until a future year.
(2)	Amounts reflect the aggregate grant date fair value of stock options and warrants computed in accordance with ASC 718 Compensation – Stock Compensation using the Black-Sholes option pricing model, which incorporates various assumptions about volatility, expected dividend yield, expected life, and applicable interest rates.
(3)	The following table presents an itemized account of the amounts shown in the “All Other Compensation” column for each named executive officer in 2010:

Name	401K Match (a)	Health Insurance Premiums (b)	Life Insurance Premiums (c)	Post Resignation Compensation (d)	Total
	($)	($)	($)	($)	($)
Clark Marcus	—	9,696	63,148	—	72,844
John M. Hill	—	4,044	—	250,000	254,044
Giuseppe Crisafi	2,375	27,473	—	—	29,848
Robert J. Landis	2,435	—	—	—	2,435

(a)	Represents the amount contributed by the Company in accordance with the defined contribution plan.
(b)	Represents the cost of health insurance premiums for executives for whom 100% of the cost of such insurance is paid by the Company.
(c)	In accordance with his employment contract, we pay the premiums to provide Mr. Marcus with a policy of life insurance.
(d)	Pursuant to his one year consulting agreement, Mr. Hill receives an annual consulting fee of $250,000 which is payable in 26 installments. As of December 31, 2010, aggregate payments of $48,077 have been made.

(4)	Includes amounts for which payment has been deferred of $248,635 and $207,231 at December 31, 2010 and 2009, respectively.

(5)	Represents a deferred bonus approved by the Board of Directors.
(6)	Amount is a signing bonus paid in accordance with a new or replacement employment contract.
(7)	Amount represents the value of 1,000,000 shares of our common stock awarded as an equity incentive during 2010.
(8)	Includes $60,756 of salary for which payment had been deferred until a future period.
(9)	Amount represents the value of 200,000 shares of our common stock.
(10)	Includes deferred balances of $141,105 and $111,417 at December 31, 2010 and 2009, respectively.
(11)	Amount represents the value of 1,000,000 shares of our common stock.
(12)	Represents a performance cash bonus paid at the discretion of the Board of Directors.
(13)	Amount represents the value of 500,000 shares of our common stock awarded in accordance with the executive’s employment agreement.
(14)	Mr. Hill resigned as a director, President and Co-Chief Executive Officer of the Company as of September 24, 2010.
(15)	Mr. Crisafi resigned as the Chief Financial Officer of the Company as of January 24, 2011.

Executive Employment Agreements

Chairman and Chief Executive Officer

On May 11, 2009, we executed an employment agreement with our Chairman of the Board and CEO, Clark Marcus. Mr. Marcus’ employment contract has a term of three years and includes an initial base salary of $700,000 per annum, to be increased annually by an amount no less than an amount equal to the percentage increase in the consumer price index for the Tampa, Florida metropolitan area. As of December 31, 2010, the base salary for Mr. Marcus was $805,000. This compensation may, at our election, be accrued, in whole or in part, until such time as the Company receives financing and/or generates sufficient revenues with which to pay Mr. Marcus his stated compensation, after the payment by the Company of its operating expenses. Upon execution of the agreement, Mr. Marcus was paid an $80,000 signing bonus. In addition, Mr. Marcus will be entitled to a special bonus in an amount equal to one percent of our pre-tax profits from the preceding year (as determined by the application of generally accepted accounting principles), up to the first $1,000,000 of such profits; plus an additional sum equal to two percent of our pre-tax profits for all sums over $1,000,000. In the event Mr. Marcus’ employment is terminated without cause, or Mr. Marcus terminates his employment within 12 months from a change in control, we will pay to Mr. Marcus a lump sum amount equal to the aggregate of (i) accrued unpaid salary, if any; (ii) accrued but unpaid expenses, if any; (iii) accrued but unpaid bonuses, if any; (iv) unissued warrants, if any; and (v) the total compensation which would have been paid to Mr. Marcus through five full years of compensation from the date of termination.

Former President and Co-Chief Executive Officer

On September 24, 2010, John M. Hill, our then Co-Chief Executive Officer and President, upon mutual agreement with our Board, resigned from his position as our Co-Chief Executive Officer and President. Previously, in March 2009, we had executed an employment agreement with Mr. Hill, effective January 1, 2009. Mr. Hill’s employment contract had a term of three years and included a base salary of $390,000, which at the time of his resignation had been increased to $401,700 per annum. Mr. Hill was entitled to a special bonus in the amount equal to one percent of our pre-tax profits during 2010 (as determined by the application of generally accepted accounting principles), up to the first $1,000,000 of such profits; plus an additional sum equal to two percent of our pre-tax profits for all sums over $1,000,000. On September 24, 2010, we entered into a consulting agreement with Mr. Hill in conjunction with his resignation. The agreement states that in exchange for payments aggregating $250,000 to be paid over a period of the next twelve months, Mr. Hill will perform consulting services to improve the efficiency of our clinical operations.

Former Chief Financial Officer

On January 24, 2011, Giuseppe Crisafi resigned from his position as our Chief Financial Officer. Previously, in March 2009, we had executed an employment agreement with Mr. Crisafi, who was appointed on February 26, 2009. Mr. Crisafi’s employment contract had a term of three years and included a base salary of $390,000, which at the time of his resignation had been increased to $429,000 per annum. Mr. Crisafi was entitled to a special bonus in the amount equal to one percent of our pre-tax profits during 2010 (as determined by the application of generally accepted accounting principles), up to the first $1,000,000 of such profits; plus an additional sum equal to two percent of the Company’s pre-tax profits for all sums over $1,000,000. On January 24, 2011, we entered into a separation and consulting agreement with Mr. Crisafi which stated that in exchange for payments aggregating $250,000 to be paid over the next 15 months, Mr. Crisafi would provide consulting services on financial matters. In addition, the separation agreement provides that Mr. Crisafi will forgo payment of his aforementioned deferred compensation balance of approximately $141,000 and deferred bonus of $135,000 existing at December 31, 2010.

Acting Chief Financial Officer and Chief Accounting Officer

We entered into an employment agreement with Robert J. Landis effective March 5, 2009. The agreement includes a term of three years and an initial base salary of $191,500 per annum, to be increased annually by an amount no less than an amount equal to the percentage increase in the consumer price index for the Tampa, Florida metropolitan area. As of December 31, 2010, the base salary for Mr. Landis was $225,000. In addition, the agreement specified that Mr. Landis receive a signing bonus of $20,000 plus 500,000 shares of our common stock. In the event Mr. Landis’ employment is terminated without cause, or Mr. Landis terminates his employment within 12 months from a change in control, we will pay to Mr. Landis a lump sum amount equal to the aggregate of (i) accrued unpaid salary, if any; (ii) accrued but unpaid expenses, if any; (iii) accrued but unpaid bonuses, if any; (iv) unissued warrants, if any; and (v) the total compensation which would have been paid to Mr. Landis through three full years of compensation from the date of termination.

Confidentiality agreements

We require that each of our employees, including all executive officers, sign a confidentiality agreement providing that as long as the employee works for us, and after the employee’s termination for any reason, the employee may not disclose in any manner our proprietary confidential information.

There are no non-compete provisions within the employment agreements of any of our executive officers. There are no other stand-alone agreements containing non-compete provisions executed by our executive officers.

Indemnification matters

In connection with our indemnification program for executive officers and directors, Mr. Marcus and Mr. Landis, as well as eight current, key management employees, directors, or subsidiary directors, 26 former directors (including Messrs. Hill and Crisafi), and 19 former officers, are entitled to indemnification pursuant to Indemnification Agreements. We consider it desirable to provide each indemnitee with specified assurances that we can and will honor our obligations under the Indemnification Agreements, including a policy of insurance to provide for directors and officers liability coverage.

Grants of Plan Based Awards

The table below sets forth information with respect to stock and warrants granted to our named executive officers during 2010.

Name and Principal Position	Grant Date	Date of Board or Committee Approval Action	All Other Stock Awards: Number of Shares of Stock (#)	All Other Option/ Warrant Awards: Number of Securities Underlying Option or Warrant Awards(1)	Exercise Price ($/share)		Closing Price on Grant Date ($/share)	Grant Date Fair Value of Stock & Option Awards($)
Clark Marcus	06/30/10	07/01/10	1,000,000				0.10	70,000	(2)
Chairman and CEO	06/30/10	07/01/10		4,000,000	0.50	(3)	0.10	232,400	(4)

John M. Hill	06/30/10	07/01/10	200,000				0.10	14,000	(2)
Former President and Co-CEO

Giuseppe Crisafi	06/30/10	07/01/10	1,000,000				0.10	70,000	(2)
Former Chief Financial Officer	06/30/10	07/01/10		4,000,000	0.50	(3)	0.10	232,400	(4)

(1)	Common stock obtainable through the exercise of warrants will be restricted common stock.
(2)	Amount was computed by multiplying the quantity of shares by the weighted average selling price for all sales of our common stock on the grant date, which was adjusted for the restricted nature of the common stock.
(3)	The warrant is intended to be an equity incentive instrument and as such the exercise price was set higher than the closing market price.
(4)	The grant date fair value of stock options and warrants is calculated using the Black-Scholes option pricing model, which incorporates various assumptions including expected volatility, expected life of the options and warrants, and applicable interest rates.

Outstanding Equity Awards at Year-End

The following table sets forth all outstanding equity awards held by our named executive officers as of December 31, 2010.

	Number of shares underlying
	unexercised options/warrants		Option or Warrant	Option or Warrant
Name	Exercisable (#)	Unexercisable (#)	Exercise Price ($)	Expiration Date
Clark Marcus	1,000,000	—	0.2500	05/13/12
	4,000,000	—	0.5000	06/30/15

Total	5,000,000	—

John M. Hill	7,000,000	—	0.2500	03/31/12
	100,000	—	0.5500	01/14/18
	50,000	—	0.5200	01/14/19

Total	7,150,000	—

Giuseppe Crisafi	10,000,000	—	0.2500	03/31/12
	4,000,000	—	0.5000	06/30/15

Total	14,000,000	—

Robert J. Landis	50,000	—	0.2500	01/02/11
	25,000	—	0.5100	11/07/12
	25,000	—	1.4000	02/07/13
	25,000	—	1.7000	01/23/14
	25,000	—	1.4500	03/11/15
	25,000	—	1.7800	10/28/15
	25,000	—	1.8000	11/17/16
	15,000	—	0.6500	02/19/18
	24,750	50,250	0.3800	12/04/19

Total	239,750	50,250

Option Exercises and Stock Vested

No stock options or warrants were exercised by any of our named executive officers during the year ended December 31, 2010.

Potential Payments upon Termination or Change in Control

Potential payments upon termination

In the event the employment of our Chairman and CEO is terminated by us without cause, or Mr. Marcus terminates his employment within a 12 month period commencing with the date of a change in control, we will pay to Mr. Marcus a lump sum amount equal to the aggregate of (i) accrued but unpaid salary, if any; (ii) accrued but unpaid expenses, if any; (iii) accrued but unpaid bonuses, if any; (iv) unissued warrants, if any; and (v) the total compensation which would have been paid to Mr. Marcus through five full years of compensation (currently $4.0 million) from the date of termination.

In the event our Acting CFO and CAO’s employment is terminated by us without cause, or Mr. Landis terminates his employment within a 12 month period commencing with the date of a change in control, we will pay to Mr. Landis a lump sum amount equal to the aggregate of (i) accrued but unpaid salary, if any; (ii) accrued but unpaid expenses, if any; (iii) accrued but unpaid bonuses, if any; (iv) unissued warrants, if any; and (v) the total compensation which would have been paid to Mr. Landis through three full years of compensation (currently $675,000) from the date of termination.

Unvested stock options for all employees, including named executive officers, will vest immediately upon a change in control.

Director Compensation

The following table provides information regarding compensation paid to non-employee directors during the twelve-month period ended December 31, 2010.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
Arnold B. Finestone	43,500	24,500	4,000	72,000
Joshua I. Smith	52,000	35,000	20,000	107,000
Sharon Kay Ray	18,000	14,000	2,000	34,000
Arthur K. Yeap	24,000	14,000	4,000	42,000

(1)	Amounts represent fees earned for service as a director on our Board of Directors and as a member of one or more Board committees.
(2)	Amount represents the grant date fair value of the stock award calculated by multiplying the quantity of shares by the weighted average selling price for all sales of our common stock on the grant date, which was adjusted for the restricted nature of the common stock.
(3)	Amount represents a cash bonus for service in 2010.

Members of the Board of Directors who are also executive officers or employees of the Company receive no compensation for serving as directors. Outstanding stock option and warrant awards for each non-employee director as of December 31, 2010 are as follows:

	Number of Common Shares Underlying Awards:
Name:	Options (#)	Warrants (#)
Arnold B. Finestone	25,000	600,000
Joshua I. Smith	25,000	800,000
Sharon Kay Ray	25,000	300,000
Arthur K. Yeap	25,000	300,000

Limitations on the deductibility of compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”), places a limit of $1.0 million on the amount of compensation that we can deduct in any one year with respect to each of our five most highly paid executive officers. However, certain performance-based compensation as defined by Section 162(m) of the Tax Code is not subject to the deduction limit. Our Board of Directors believes that all anticipated compensation during the year ended December 31, 2010 will satisfy the requirements of Section 162(m) of the Tax Code and, as such, would be deductible for federal income tax purposes.

Compensation committee interlocks and insider participation

During the year ended December 31, 2010, the members of our Compensation Committee were Arthur K. Yeap (Chairman), Sharon Kay Ray and Arnold B. Finestone. No member of the Compensation Committee was at any time during the past year an officer or employee of the Company, was formerly an officer of the Company or any of our subsidiaries, or had any employment relationship with us.

During 2010, none of our executive officers served as:

•

a member of the Compensation Committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on our Compensation Committee;

•	a director of another entity one of whose executive officers served on our compensation committee; or

•

a member of the Compensation Committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of the Company.

CHANGES IN CONTROL

Not Applicable

NO DISSENTERS’ RIGHTS

The DGCL does not provide for dissenters’ rights with respect to any of the actions described in this Information Statement.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of our directors, executive officers or the associates of any of our directors or executive officers had any substantial interest, direct or indirect, by security holdings or otherwise, in the actions described in this Information Statement, other than his or her role as a director or executive officer.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested that we include any additional proposals in this Information Statement.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We will only deliver one Information Statement to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. Also, we will promptly deliver, upon written or oral request, a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of this Information Statement was delivered. A stockholder can notify us that he or she wishes to receive a separate copy of the Information Statement by sending a written request to us at 3405 W. Dr. Martin Luther King, Jr. Boulevard, Suite 101, Tampa, Florida, or by calling us at 813-288-4808. A stockholder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements, proxy statements and annual reports.

WHERE CAN YOU FIND MORE INFORMATION ABOUT THE COMPANY

We file our annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials that we file with the SEC at its public reference facilities at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the document at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You also can view such documents on our website www.compcare.com.

Tampa, Florida

December 22, 2011

By order of the Board of Directors:

/s/ Clark A. Marcus
Clark A. Marcus
Chairman and Chief Executive Officer

ANNEX A

FORM OF THE AMENDMENT

CERTIFICATE OF AMENDMENT

TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

COMPREHENSIVE CARE CORPORATION

Comprehensive Care Corporation (the “Corporation”), a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

1. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 28, 1969 and was amended pursuant to the filing of (a) a Restated Certificate of Incorporation filed on February 22, 1995, (b) a Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock filed on June 14, 2005, (c) a Certificate of Amendment to Restated Certificate of Incorporation filed on November 3, 2005, (d) a Certificate of Amendment to Restated Certificate of Incorporation filed on March 21, 2006, (e) Certificate of Designation, Preferences and Rights of Series B-1 Convertible Preferred Stock and Series B-2 Convertible Preferred Stock filed on January 16, 2009, (f) a Certificate of Designation, Preferences, and Rights of Series D Convertible Preferred Stock filed on March 31, 2009, (g) a Certificate of Elimination of Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock filed on March 31, 2009, (h) an Amended and Restated Certificate of Incorporation filed on June 17, 2009, (i) a Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock on June 23, 2009, and (j) a Certificate of Amendment to the Amended and Restated Certificate of Incorporation filed on December 28, 2010.

2. The Corporation hereby certifies that this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation was adopted by the Board of Directors of the Corporation and by the Stockholders of the Corporation in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

3. The Amended and Restated Certificate of Incorporation of the Corporation shall be amended as follows:

The first paragraph of Article FOURTH is hereby amended and restated in its entirety to read as follows:

“FOURTH. The corporation shall have authority to issue two classes of shares of capital stock to be designated, respectively, “Preferred Stock” and “Common Stock.” The total number of shares which the corporation shall have authority to issue shall be five hundred and one million (501,000,000) shares. The total number of shares of Preferred Stock which the corporation shall have authority to issue shall be one million and (1,000,000) shares and each such share of Preferred Stock shall have a par value of fifty dollars ($50.00) per share. The total number of shares of Common Stock which the corporation shall have authority to issue shall be five hundred million (500,000,000) shares and each such share of Common Stock shall have a par value of one cent ($0.01) per share.”

A-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chairman and Chief Executive Officer this             day of January 2012.

Name: Clark Marcus
Title: Chairman of the Board and Chief Executive Officer

A-2

ANNEX B

COMPREHENSIVE CARE CORPORATION

2009 EQUITY COMPENSATION PLAN, AS AMENDED

1.	Purpose

The purpose of the Comprehensive Care Corporation 2009 Equity Compensation Plan (the “Plan”) is to provide (i) designated employees of Comprehensive Care Corporation (the “Company”) and its subsidiaries, (ii) certain consultants and advisors who perform services for the Company and its subsidiaries, and (iii) non-employee members of the board of directors of the Company with the opportunity to receive grants of stock options, stock units, stock awards, stock appreciation rights and other stock-based awards. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s stockholders, and will align the economic interests of the participants with those of the stockholders.

2.	Definitions

Whenever used in this Plan, the following terms will have the respective meanings set forth below:

(a)	“Board” means the Company’s Board of Directors.

(b)	“Change of Control” shall be deemed to have occurred if:

(i) Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors;

(ii) The consummation of (A) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors, (B) a sale or other disposition of all or substantially all of the assets of the Company, or (C) a liquidation or dissolution of the Company; or

(iii) After the Effective Date, directors are elected such that a majority of the members of the Board shall have been members of the Board for less than one year, unless the election or nomination for election of each new director who was not a director at the beginning of such one-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

Notwithstanding the foregoing, the Committee may provide for a different definition of a “Change of Control” in a Grant Agreement if such Grant is subject to the requirements of section 409A of the Code and the Grant will become payable on a Change of Control.

(c) “Code” means the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder.

(d) “Committee” means (i) with respect to Grants to Employees and Key Advisors, the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan, (ii) with respect to Grants made to Non-Employee Directors, the Board.

(e) “Company” means Comprehensive Care Corporation, its parent, subsidiary corporations or other entities and any successor corporation, as determined by the Committee.

(f) “Company Stock” means the common stock of the Company.

(g) “Dividend Equivalent” means an amount calculated with respect to a Stock Unit, which is determined by multiplying the number of shares of Company Stock subject to the Stock Unit by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on its Company Stock. If interest is credited on accumulated dividend equivalents, the term “Dividend Equivalent” shall include the accrued interest.

(h) “Effective Date” of the Plan means November 11, 2009, the date it was adopted by the Board, subject to approval of the Incentive Stock Option portion of the Plan by the stockholders of the Company.

(i) “Employee” means an employee of the Employer (including an officer or director who is also an employee), but excluding any person who is classified by the Employer as a “contractor” or “consultant,” no matter how characterized by the Internal Revenue Service, other governmental agency or a court. Any change of characterization of an individual by the Internal Revenue Service or any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of this Plan, unless the Committee determines otherwise.

(j) “Employer” means the Company and its subsidiaries.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l) “Exercise Price” means the per share price at which shares of Company Stock may be purchased under an Option, as designated by the Committee.

(m) “Fair Market Value” of Company Stock means, unless the Committee determines otherwise with respect to a particular Grant,

(i) the last reported sale price of Company Stock on a national securities exchange or as reported on the OTC Bulletin Board on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported,

(ii) if the Company Stock is Illiquid, the weighted average selling price of Company Stock as reported during the 10 days before the relevant date, or

(iii) if the Company Stock is not publicly traded or, if publicly traded, is not so reported, the Fair Market Value per share shall be as determined by the Committee after taking into account such factors as the Committee shall deem appropriate and in compliance with Section 409A of the Code.

(n) “Grant” means an Option, Stock Unit, Stock Award, SAR or Other Stock-Based Award granted under the Plan.

(o) “Grant Agreement” means the written instrument that sets forth the terms and conditions of a Grant, including all amendments thereto.

(p) “Illiquid” where the trading of the Company’s Common Stock is less than a $10,000 daily average over a 10-day trading period prior and including the date in question.

(q) “Incentive Stock Option” means an Option that is intended to meet the requirements of an incentive stock option under section 422 of the Code.

(r) “Non-Employee Director” means a member of the Board who is not an Employee.

(s) “Non-Qualified Stock Option” means an Option that is not intended to be taxed as an incentive stock option under section 422 of the Code.

(t) “1933 Act” means the Securities Act of 1933, as amended.

(u) “Option” means an option to purchase shares of Company Stock, as described in Section 7.

(v) “Other Stock-Based Award” means any Grant based on, measured by or payable in Company Stock (other than an Option, Stock Unit, Stock Award or SAR), as described in Section 11.

(w) “Participant” means an Employee, Non-Employee Director or Key Advisor designated by the Committee to participate in the Plan.

(x) “Plan” means this Comprehensive Care Corporation 2009 Equity Compensation Plan, as may be amended from time to time.

(y) “SAR” means a stock appreciation right as described in Section 10.

(z) “Stock Award” means an award of Company Stock as described in Section 9.

(aa) “Stock Unit” means an award of a phantom unit representing a share of Company Stock, as described in Section 8.

3.	Administration

(a) Committee. The Plan shall be administered and interpreted by the Committee; provided, however, that any Grants to members of the Compensation Committee must be authorized by a disinterested majority of the Board. Ministerial functions may be performed by an administrative committee comprised of Company employees appointed by the Committee.

(b) Committee Authority. The Committee shall have the sole authority to (i) determine the Participants to whom Grants shall be made under the Plan, (ii) determine the type, size and terms and conditions of the Grants to be made to each such Participant, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued Grant, subject to the provisions of Section 18 below, and (v) deal with any other matters arising under the Plan.

(c) Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated Participants.

4.	Grants

(a) Grants under the Plan may consist of Options as described in Section 7, Stock Units as described in Section 8, Stock Awards as described in Section 9, SARs as described in Section 10 and Other Stock-Based Awards as described in Section 11. All Grants shall be subject to such terms and conditions as the Committee deems appropriate and as are specified in writing to the Participant in the Grant Agreement.

(b) All Grants shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Participants.

5.	Shares Subject to the Plan

(a) Shares Authorized. Subject to adjustment as described below in (d), the total aggregate number of shares of Company Stock that may be issued under the Plan shall be 50,000,000 shares of Company Stock.

(b) Source of Shares; Share Counting. Shares issued under the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any Stock Awards, Stock Units, or Other Stock-Based Awards are forfeited or terminated, or otherwise are not paid in full, the shares reserved for such Grants shall again be available for purposes of the Plan. Shares of Stock surrendered in payment of the Exercise Price of an Option, and shares withheld or surrendered for payment of taxes, shall not be available for re-issuance under the Plan. If SARs are granted, the full number of shares subject to the SARs shall be considered issued under the Plan, without regard to the number of shares issued upon exercise of the SARs and without regard to any cash settlement of the SARs. To the extent that a Grant of Stock Units is designated in the Grant Agreement to be paid in cash, and not in shares of Company Stock, such Grants shall not count against the share limits in subsection (a).

(c) Individual Limits. All Grants under the Plan shall be expressed in shares of Company Stock. The maximum aggregate number of shares of Company Stock with respect to which all Grants may be made under the Plan to any individual during any calendar year shall be 10,000,000 shares, subject to adjustment as described in subsection (d) below. The individual limits of this subsection (c) shall apply without regard to whether the Grants are to be paid in Company Stock or cash. All cash payments (other than with respect to Dividend Equivalents) shall equal the Fair Market Value of the shares of Company Stock to which the cash payments relate. A Participant may not accrue Dividend Equivalents during any calendar year in excess of $1,000,000.

(d) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for issuance under the Plan, the maximum number of shares of Company Stock for which any individual may receive Grants in any year, the kind and number of shares covered by outstanding Grants, the kind and number of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such Grants shall be equitably adjusted by the Committee, in such manner as the Committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In addition, in the event of a Change of Control of the Company, the provisions of Section 16 of the Plan shall apply. Any adjustments to outstanding Grants shall be consistent with section 409A or 424 of the Code, to the extent applicable. Any adjustments determined by the Committee shall be final, binding and conclusive.

6.	Eligibility for Participation

(a) Eligible Persons. All Employees and Non-Employee Directors shall be eligible to participate in the Plan including consultants and advisors who perform services for the Company or any of its subsidiaries (“Key Advisors”) if the Key Advisors render bona fide services to the Company or its subsidiaries, the services are not in connection with the offer and sale of securities in a capital-raising transaction, and the Key Advisors do not directly or indirectly promote or maintain a market for the Company’s securities.

(b) Selection of Participants. The Committee shall select the Employees, Non-Employee Directors and Key Advisors to receive Grants and shall determine the number of shares of Company Stock subject to each Grant.

7.	Options

(a) General Requirements. The Committee may grant Options to an Employee, Non-Employee Director or Key Advisor upon such terms and conditions as the Committee deems appropriate under this Section 7. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Non-Employee Directors and Key Advisors.

(b) Type of Option, Price and Term.

(i) The Committee may grant Incentive Stock Options or Non-Qualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees of the Company or its parents or subsidiaries, as defined in section 424 of the Code. Non-Qualified Stock Options may be granted to Employees, Non-Employee Directors or Key Advisors.

(ii) The Exercise Price of Company Stock subject to an Option shall be determined by the Committee and may be equal to or greater than the Fair Market Value of a share of Company Stock on the date the Option is granted. However, an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of the Company Stock on the date of grant.

(iii) The Committee shall determine the term of each Option, which shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.

(c) Exercisability of Options.

(i) Options shall become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Agreement. The Committee may grant Options that are subject to achievement of performance goals or other conditions. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(ii) The Committee may provide in a Grant Agreement that the Participant may elect to exercise part or all of an Option before it otherwise has become exercisable. Any shares so purchased shall be restricted shares and shall be subject to a repurchase right in favor of the Company during a specified restriction period, with the repurchase price equal to the lesser of (A) the Exercise Price or (B) the Fair Market Value of such shares at the time of repurchase, or such other restrictions as the Committee deems appropriate.

(iii) Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Participant’s death, disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(d) Termination of Employment or Service. Unless otherwise provided in the Grant Agreement, an Incentive Stock Option may only be exercised while the Participant is employed as an Employee and until the earliest of (i) the three month anniversary of the date employment terminates for any reason other than death or Disability; (ii) the one year anniversary of the date employment terminates due to death or Disability; or (iii) the expiration date of the option. Except as provided in the Grant Agreement, a Non-Qualified Stock Option may only be exercised while the Participant is employed as an Employee or providing service as a Non-Employee Director or Key Advisor. The Committee shall determine in the Grant Agreement under what circumstances and during what time periods, if any, a Participant may exercise a Non-Qualified Stock Option after termination of employment or service.

(e) Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Participant shall pay the Exercise Price for the Option (i) in cash, (ii) if permitted by the Committee, by delivering shares of Company Stock owned by the Participant and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation to ownership of shares of Company Stock having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Committee may approve, to the extent permitted by applicable law. Shares of Company Stock used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the Company Stock. In addition, only if allowable by Grant Agreement or approved by Committee, to the extent an Option is at the time exercisable for vested shares of Company Stock, all or any part of that vested portion may be surrendered to the Company for an appreciation distribution payable in shares of Company Stock with a Fair Market Value at the time of the Option surrender equal to the dollar amount by which the then Fair Market Value of the shares of Company Stock subject to the surrendered portion exceeds the aggregate Exercise Price payable for those shares.

(f) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, as defined in section 424 of the Code, exceeds $100,000, then the Option, as to the excess, shall be treated as a Non-Qualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary, as defined in section 424 of the Code.

8.	Stock Units

(a) General Requirements. The Committee may grant Stock Units to an Employee, Non-Employee Director or Key Advisor, upon such terms and conditions as the Committee deems appropriate under this Section 8. Each Stock Unit shall represent the right of the Participant to receive a share of Company Stock or an amount based on the value of a share of Company Stock. All Stock Units shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan.

(b) Terms of Stock Units. The Committee may grant Stock Units that are payable on terms and conditions determined by the Committee, which may include payment based on achievement of performance goals. Stock Units may be paid at the end of a specified vesting or performance period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

(c) Payment With Respect to Stock Units. Payment with respect to Stock Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee. The Grant Agreement shall specify the maximum number of shares that can be issued under the Stock Units.

(d) Requirement of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Units after termination of the Participant’s employment or service, and the circumstances under which Stock Units may be forfeited.

(e) Dividend Equivalents. The Committee may grant Dividend Equivalents in connection with Stock Units, under such terms and conditions as the Committee deems appropriate. Dividend Equivalents may be paid to Participants currently or may be deferred. All Dividend Equivalents that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to additional Stock Units for the Participant, and deferred Dividend Equivalents may accrue interest, all as determined by the Committee. The Committee may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals. Dividend Equivalents may be payable in cash or shares of Company Stock or in a combination of the two, as determined by the Committee.

9.	Stock Awards

(a) General Requirements. The Committee may issue shares of Company Stock to an Employee, Non-Employee Director or Key Advisor under a Stock Award, upon such terms and conditions as the Committee deems appropriate under this Section 9. Shares of Company Stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals. The Committee shall determine the number of shares of Company Stock to be issued pursuant to a Stock Award.

(b) Requirement of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Awards after termination of the Participant’s employment or service, and the circumstances under which Stock Awards may be forfeited.

(c) Restrictions on Transfer. While Stock Awards are subject to restrictions, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except upon death as described in Section 15(a). If certificates are issued, each certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed. The Company may retain possession of any certificates for Stock Awards until all restrictions on such shares have lapsed.

(d) Right to Vote and to Receive Dividends. The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares during the restriction period. The Committee may determine that dividends on Stock Awards shall be withheld while the Stock Awards are subject to restrictions and that the dividends shall be payable only upon the lapse of the restrictions on the Stock Awards, or on such other terms as the Committee determines. Dividends that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan. Accumulated dividends may accrue interest, as determined by the Committee, and shall be paid in cash, shares of Company Stock, or in such other form as dividends are paid on Company Stock, as determined by the Committee.

10.	Stock Appreciation Rights

(a) General Requirements. The Committee may grant SARs to an Employee, Non-Employee Director or Key Advisor separately or in tandem with an Option. The Committee shall establish the number of shares, the terms and the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be not less than the Fair Market Value of a share of Company Stock as of the date of grant of the SAR.

(b) Tandem SARs. The Committee may grant tandem SARs either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the date of the grant of the Incentive Stock Option. In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

(c) Exercisability. A SAR shall become exercisable in accordance with such terms and conditions as may be specified. The Committee may grant SARs that are subject to achievement of performance goals or other conditions. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. The Committee shall determine in the Grant Agreement under what circumstances and during what periods a Participant may exercise a SAR after termination of employment or service. A tandem SAR shall be exercisable only while the Option to which it is related is exercisable.

(d) Grants to Non-Exempt Employees. SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(e) Exercise of SARs. When a Participant exercises SARs, the Participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for a SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as specified in the Grant Agreement.

(f) Form of Payment. The Committee shall determine whether the stock appreciation for a SAR shall be paid in the form of shares of Company Stock, cash or a combination of the two. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Company Stock are to be received upon exercise of a SAR, cash shall be delivered in lieu of any fractional share.

11.	Other Stock-Based Awards

The Committee may grant other awards not specified in Sections 7, 8, 9 or 10 above that are based on or measured by Company Stock to Employees, Non-Employee Directors and Key Advisors, on such terms and conditions as the Committee deems appropriate. Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Company Stock or cash, or in a combination of the two, as determined by the Committee in the Grant Agreement.

12.	Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to the Participant in connection with any Grant. The Committee shall establish rules and procedures for any such deferrals, consistent with applicable requirements of section 409A of the Code.

13.	Withholding of Taxes

(a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require that the Participant or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

(b) Election to Withhold Shares. If the Committee so permits, shares of Company Stock may be withheld to satisfy the Company’s tax withholding obligation with respect to Grants paid in Company Stock, at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

14.	Transferability of Grants

(a) Restrictions on Transfer. Except as described in subsection (b) below, only the Participant may exercise rights under a Grant during the Participant’s lifetime, and a Participant may not transfer those rights except by will or by the laws of descent and distribution. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.

(b) Transfer of Non-Qualified Stock Options to or for Family Members. Notwithstanding the foregoing, the Committee may provide, in a Grant Agreement, that a Participant may transfer Non-Qualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of a Non-Qualified Stock Option and the transferred Non-Qualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to the Non-Qualified Stock Option immediately before the transfer.

15.	Consequences of a Change of Control

(a) Notice and Acceleration. Unless the Committee determines otherwise, effective upon the date of the Change of Control, (i) all outstanding Options and SARs shall automatically accelerate and become fully exercisable, (ii) the restrictions and conditions on all outstanding Stock Awards shall immediately lapse, and (iii) all Stock Units, Other Stock-Based Awards and Dividend Equivalents shall become fully vested and shall be paid at their target values, or in such greater amounts as the Committee may determine.

(b) Other Alternatives. Notwithstanding the foregoing, in the event of a Change of Control, the Committee may take one or more of the following actions with respect to any or all outstanding Grants: the Committee may (i) require that Grantees surrender their outstanding Options and SARs in exchange for one or more payments by the

Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee’s unexercised Options and SARs exceeds the Exercise Price of the Options or the base amount of the SARs, as applicable, (ii) after giving Grantees an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate, or (iii) determine that outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation, (or a parent or subsidiary of the surviving corporation), and other outstanding Grants that remain in effect after the Change of Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation). Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify.

16.	Requirements for Issuance of Shares

No Company Stock shall be issued in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon. No Participant shall have any right as a stockholder with respect to Company Stock covered by a Grant until shares have been issued to the Participant.

17.	Amendment and Termination of the Plan

(a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the stockholders of the Company if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements. No amendment or termination of this Plan shall, without the consent of the Participant, materially impair any rights or obligations under any Grant previously made to the Participant under the Plan, unless such right has been reserved in the Plan or the Grant Agreement, or except as provided in Section 19(b) below. Notwithstanding anything in the Plan to the contrary, the Board may amend the Plan in such manner as it deems appropriate in the event of a change in applicable law or regulations.

(b) No Repricing Without Stockholder Approval. Notwithstanding anything in the Plan to the contrary, the Committee may not reprice Options or SARs, nor may the Board amend the Plan to permit repricing of Options or SARs, unless the stockholders of the Company provide prior approval for such repricing. The term “repricing” shall have the meaning given that term in accordance with the applicable stock exchange in which such shares of Company Stock are registered, as in effect from time to time.

(c) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant.

18.	Miscellaneous

(a) Effective Date. The Plan shall be effective as of the Effective Date.

(b) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other stock-based awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation. The terms and conditions of the Grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives, as determined by the Committee.

(c) Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that

Incentive Stock Options comply with the applicable provisions of section 422 of the Code, Grants comply with the requirements of section 409A of the Code or an exception from such requirements. To the extent that any legal requirement of section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(d) Enforceability. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(e) Funding of the Plan; Limitation on Rights. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

(f) Rights of Participants. Nothing in this Plan shall entitle any Employee, Non-Employee Director, Key Advisor or other person to any claim or right to receive a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Employer.

(g) No Fractional Shares. No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(h) Employees Subject to Taxation Outside the United States. With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(i) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.